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              [Letterhead of Ballard Spahr Andrews & Ingersoll]

                               December 9, 1997

Philips International Realty Corp.
417 Fifth Avenue
New York, New York 10016

     Re: Philips International Realty Corp., a Maryland
         corporation, (the "Company") - Registration
         Statement on Form S-4 (Registration No. 333-
         41431) pertaining to Thirty-Two Thousand
         (32,000) shares (the "Shares") of common
         stock, par value one cent ($.01) per share
         -----------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on or about December 3, 1997, as amended, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company and for purposes of this letter, we have examined the following documents: (i) the corporate charter of the Company (the "Charter") represented by a copy of the Articles of Amendment and Restatement (the "Articles of Amendment and Restatement") which are to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before December 31, 1997 (the actual date of such filing is hereinafter referred to as the "Effective Date"); (ii) the Amended and Restated Bylaws of the Company (the "Bylaws") which are to be adopted prior to the Effective Date;
(iii) resolutions of the Board of Directors of the Company (the "Directors' Resolutions"), and resolutions of the sole stockholder of the Company (the "Stockholder's Resolutions") which are to be adopted prior to the Effective Date; (iv) the Registration Statement; and (v) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth


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BALLARD SPAHR ANDREWS & INGERSOLL

Philips International Realty Corp.
December 9, 1997
Page 2

in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In reaching the opinions set forth below, we have assumed the following:
(a) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original docuemnts; all signatures on all documents submitted to us for examination are genuine; all statements and information contained therein are true and correct; and all public records reviewed are accurate and complete; (b) the Charter of the Company will be amended and restated by the filing of the Articles of Amendment and Restatement, in the form reviewed by us with no material modifications or revisions, with the SDAT, and the acceptance of the Articles of Amendment and Restatement for record by the SDAT, on the Effective Date; (c) the Directors' Resolutions and the Stockholder's Resolutions, in the form reviewed by us with no material modifications or revisions, will be duly adopted by the Board of Directors of the Company and the sole stockholder of the Company, respectively, prior to the Effective Date; (d) the Bylaws, in the form reviewed by us with no material modifications or revisions, will be duly adopted by the Board of Directors of the Company prior to the Effective Date, and (e) none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Articles of Amendment and Restatement entitled "Restrictions on Transfer, Acquisition and Redemption of Shares".

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the Effective Date, the Shares will have been duly authorized by all necessary corporate action on the part of te Company, and the Shares will, upon issuance and delivery in accordance with and subject to the terms and conditions described in the Registration Statement against payment of consideration therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."


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BALLARD SPAHR ANDREWS & INGERSOLL

Philips International Relaty Corp.
December 9, 1997
Page 3


     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                                 Very truly yours,